KEYCORP REPORTS FIRST QUARTER 2024 NET INCOME OF $183 MILLION,
OR $.20 PER DILUTED COMMON SHARE, WITH $.02 IMPACT FROM THE FDIC SPECIAL ASSESSMENT(a)

Noninterest income up 6% year-over-year and linked quarter, driven by strength in investment banking and debt placement fees

Continued to strengthen the balance sheet by reducing reliance on wholesale funding and higher cost brokered deposits

Common Equity Tier 1 ratio increased 120 basis points year-over-year to 10.3%(b)

Credit costs remain low: net loan charge-offs to average loans of 29 basis points

    CLEVELAND, April 18, 2024 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $183 million, or $.20 per diluted common share, for the first quarter of 2024. Net income from continuing operations attributable to Key common shareholders was $30 million, or $.03 per diluted common share, for the fourth quarter of 2023 and $275 million, or $.30 per diluted common share, for the first quarter of 2023. Included in the first quarter of 2024 are $22 million, or $.02 per diluted common share, after-tax, of charges related to the FDIC special assessment(a). Included in the fourth quarter of 2023 are $209 million, or $.22 per diluted common share, after-tax, of charges related to the FDIC special assessment, efficiency related expenses, and a pension settlement charge(a).
Comments from Chairman and CEO, Chris Gorman

"We are off to a solid start in 2024. Investment Banking posted its best first quarter in our history, net interest income was within the range of guidance that we provided in January, and expenses remained well controlled. Customer deposits were up 2% year-over-year, while relationship households and commercial clients grew 2.5% and 6%, respectively. Net charge-offs and nonperforming loans remained low and below their historical averages.

Our Common Equity Tier 1 ratio rose to 10.3%, bringing our organic capital build to approximately 120 basis points over the past twelve months. Tangible common equity measures were steady to improved, despite the first quarter’s increase in interest rates, reflecting the work we have done over the past year to improve our asset liability positioning.

We continued to invest and make progress in our fee-based businesses where we have a differentiated value proposition. Last month, we announced a strategic partnership that will help us accelerate growth in our commercial platform, another example of how we are delivering best-in-class execution services for our clients while concurrently managing risk.

Key is back to playing offense. I remain excited for our future and believe our strong foundation positions us to deliver sound, profitable growth moving forward."

(a)See table on page 24 for more information on Selected Items Impact on Earnings, including information on the FDIC special assessment, efficiency related expenses, and the pension settlement charge.
(b)March 31, 2024 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Selected Financial Highlights

Dollars in millions, except per share data				Change 1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Income (loss) from continuing operations attributable to Key common shareholders	$183	$30	$275	510.0%	(33.5)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.20	.03	.30	566.7	(33.3)
Return on average tangible common equity from continuing operations (a)	7.87%	1.46%	13.16%	N/A	N/A
Return on average total assets from continuing operations	.47	.14	.66	N/A	N/A
Common Equity Tier 1 ratio (b)	10.3	10.0	9.1	N/A	N/A
Book value at period end	$12.84	$13.02	$12.70	(1.4)	1.1
Net interest margin (TE) from continuing operations	2.02%	2.07%	2.47%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)March 31, 2024 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Net interest income (TE)	$886	$928	$1,106	(4.5)%	(19.9)%
Noninterest income	647	610	608	6.1	6.4
Total revenue (TE)	$1,533	$1,538	$1,714	(.3)%	(10.6)%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $886 million for the first quarter of 2024 and the net interest margin was 2.02%. Compared to the first quarter of 2023, net interest income decreased by $220 million, and the net interest margin decreased by 45 basis points. While both net interest income and the net interest margin benefited from the reinvestment of proceeds from maturing interest rate swaps, investments, and U.S. Treasury securities into higher-yielding cash and swaps, the decline in net interest income and the net interest margin reflects the higher interest rate environment and Key’s balance sheet optimization efforts, which resulted in planned reductions in loan balances. The higher interest rate environment drove earning asset yields higher, but were outpaced by the higher cost of deposits and borrowings. Additionally, the balance sheet experienced a shift in funding mix from noninterest-bearing deposits to higher-cost deposits and borrowings.

Compared to the fourth quarter of 2023, taxable-equivalent net interest income decreased by $42 million, and the net interest margin decreased by five basis points. Net interest income and the net interest margin benefited from the reinvestment of proceeds from maturing interest rate swaps and U.S. Treasury securities into higher-yielding cash, investments, and swaps. The decline in net interest income and the net interest margin was driven by higher deposit costs, an unfavorable funding mix, and lower loan balances. Additionally, net interest income fell in part because of one less day to earn interest.

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Noninterest Income

Dollars in millions				Change 1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Trust and investment services income	$136	$132	$128	3.0%	6.3%
Investment banking and debt placement fees	170	136	145	25.0	17.2
Cards and payments income	77	84	81	(8.3)	(4.9)
Service charges on deposit accounts	63	65	67	(3.1)	(6.0)
Corporate services income	69	67	76	3.0	(9.2)
Commercial mortgage servicing fees	56	48	46	16.7	21.7
Corporate-owned life insurance income	32	36	29	(11.1)	10.3
Consumer mortgage income	14	11	11	27.3	27.3
Operating lease income and other leasing gains	24	22	25	9.1	(4.0)
Other income	6	9	—	(33.3)	N/M
Total noninterest income	$647	$610	$608	6.1%	6.4%

N/M = Not Meaningful

Compared to the first quarter of 2023, noninterest income increased by $39 million. The increase was driven by investment banking and debt placement fees, up $25 million, related to strong commercial mortgage and debt capital markets activity. Additionally, commercial mortgage servicing fees increased $10 million.

Compared to the fourth quarter of 2023, noninterest income increased by $37 million. The increase was driven by investment banking and debt placement fees, up $34 million, reflective of increased merger and acquisition advisory fees, syndication fees, and debt and equity capital markets activity. Commercial mortgage servicing fees increased $8 million, which was partly offset by a $7 million decline in cards and payments income.

Noninterest Expense

Dollars in millions				Change 1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Personnel expense	$674	$674	$701	.0%	(3.9)%
Net occupancy	67	65	70	3.1	(4.3)
Computer processing	102	92	92	10.9	10.9
Business services and professional fees	41	44	45	(6.8)	(8.9)
Equipment	20	24	22	(16.7)	(9.1)
Operating lease expense	17	18	20	(5.6)	(15.0)
Marketing	19	31	21	(38.7)	(9.5)
Other expense	203	424	205	(52.1)	(1.0)
Total noninterest expense	$1,143	$1,372	$1,176	(16.7)%	(2.8)%

    Compared to the first quarter of 2023, noninterest expense decreased $33 million, reflective of lower personnel expense, which decreased $27 million this quarter, due to lower headcount from efficiency related actions taken last year. In the first quarter of 2024, other expense included $29 million from the FDIC special assessment. See the Selected Items Impact on Earnings table on page 24 for more information.

    Compared to the fourth quarter of 2023, noninterest expense decreased by $229 million. The decline was driven by selected items that impacted earnings in the fourth quarter, which included the FDIC special assessment, efficiency related expenses, and a pension settlement charge in the fourth quarter, which collectively totaled $275 million. The decline was partly offset by a $29 million charge related to the FDIC special assessment in the first quarter of 2024, as well as an increase in employee benefits. See the Selected Items Impact on Earnings table on page 24 for more information.

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Commercial and industrial (a)	$55,220	$56,664	$60,281	(2.5)%	(8.4)%
Other commercial loans	21,222	21,942	22,778	(3.3)	(6.8)
Total consumer loans	34,592	35,342	36,778	(2.1)	(5.9)
Total loans	$111,034	$113,948	$119,837	(2.6)%	(7.3)%

(a)Commercial and industrial average loan balances include $211 million, $210 million, and $178 million of assets from commercial credit cards at March 31, 2024, December 31, 2023, and March 31, 2023, respectively.

Average loans were $111.0 billion for the first quarter of 2024, a decrease of $8.8 billion compared to the first quarter of 2023, reflective of Key's planned balance sheet optimization efforts. The decline in average loans was mostly driven by lower commercial and industrial loans, as well as a decline in commercial mortgage real estate loans. Additionally, average consumer loans decreased by $2.2 billion, reflective of broad-based declines across all consumer loan categories.

Compared to the fourth quarter of 2023, average loans decreased by $2.9 billion. Average commercial loans declined by $2.2 billion, primarily driven by a decrease in commercial and industrial loans. Additionally, average consumer loans declined $750 million, driven by declines across all consumer loan categories.

Average Deposits

Dollars in millions				Change 1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Non-time deposits	$128,448	$130,750	$132,907	(1.8)%	(3.4)%
Time deposits	14,430	14,326	10,498	.7	37.5
Total deposits	$142,878	$145,076	$143,405	(1.5)%	(.4)%

Cost of total deposits	2.20%	2.06%	.99%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $142.9 billion for the first quarter of 2024, a decrease of $527 million compared to the year-ago quarter. The decrease was driven by continued changing client behavior reflective of higher interest rates, as well as a decline in wholesale deposit balances.

Compared to the fourth quarter of 2023, average deposits decreased by $2.2 billion. The decline was driven by normal seasonal deposit outflows and a decrease in wholesale deposit balances.

ASSET QUALITY

Dollars in millions				Change 1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Net loan charge-offs	$81	$76	$45	6.6%	80.0%
Net loan charge-offs to average total loans	.29%	.26%	.15%	N/A	N/A
Nonperforming loans at period end	$658	$574	$416	14.6	58.2
Nonperforming assets at period end	674	591	447	14.0	50.8
Allowance for loan and lease losses	1,542	1,508	1,380	2.3	11.7
Allowance for credit losses	1,823	1,804	1,656	1.1	10.1
Provision for credit losses	101	102	139	(1.0)	(27.3)

Allowance for loan and lease losses to nonperforming loans	234%	263%	332%	N/A	N/A
Allowance for credit losses to nonperforming loans	277	314	398	N/A	N/A

N/A = Not Applicable

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

    Key's provision for credit losses was $101 million, compared to $139 million in the first quarter of 2023 and $102 million in the fourth quarter of 2023. The decline from the year-ago period reflects a more stable economic outlook and the impact of balance sheet optimization efforts, partly offset by portfolio migration.

    Net loan charge-offs for the first quarter of 2024 totaled $81 million, or 0.29% of average total loans. These results compare to $45 million, or 0.15%, for the first quarter of 2023 and $76 million, or 0.26%, for the fourth quarter of 2023. Key’s allowance for credit losses was $1.8 billion, or 1.66% of total period-end loans at March 31, 2024, compared to 1.38% at March 31, 2023, and 1.60% at December 31, 2023.

    At March 31, 2024, Key’s nonperforming loans totaled $658 million, which represented 0.60% of period-end portfolio loans. These results compare to 0.35% at March 31, 2023, and 0.51% at December 31, 2023. Nonperforming assets at March 31, 2024, totaled $674 million, and represented 0.61% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.37% at March 31, 2023, and 0.52% at December 31, 2023.

CAPITAL

Key’s estimated risk-based capital ratios, included in the following table, continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2024.

Capital Ratios

	3/31/2024	12/31/2023	3/31/2023
Common Equity Tier 1 (a)	10.3%	10.0%	9.1%
Tier 1 risk-based capital (a)	12.0	11.7	10.6
Total risk-based capital (a)	14.5	14.1	12.8
Tangible common equity to tangible assets (b)	5.0	5.1	4.6
Leverage (a)	9.1	9.0	8.8

(a)March 31, 2024 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's regulatory capital position remained strong in the first quarter of 2024. As shown in the preceding table, at March 31, 2024, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 10.3% and 12.0%, respectively. Key's tangible common equity ratio was 5.0% at March 31, 2024.

    Key elected the CECL phase-in option provided by regulatory guidance which delayed for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. Effective for the first quarter 2022, Key is now in the three-year transition period. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by four basis points.

Summary of Changes in Common Shares Outstanding

In thousands				Change 1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Shares outstanding at beginning of period	936,564	936,161	933,325	—%	.3%
Open market share repurchases	—	—	(2,550)	—	(100.0)
Shares issued under employee compensation plans (net of cancellations and returns)	6,212	403	4,454	1,441.4	39.5
Shares outstanding at end of period	942,776	936,564	935,229	.7%	.8%

    Key declared a dividend of $.205 per common share for the first quarter of 2024.

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

Dollars in millions				Change 1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Revenue from continuing operations (TE)
Consumer Bank	$773	$786	$840	(1.7)%	(8.0)%
Commercial Bank	791	794	844	(.4)	(6.3)
Other (a)	(31)	(42)	30	26.2	(203.3)
Total	$1,533	$1,538	$1,714	(.3)%	(10.6)%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$55	$1	$89	N/M	(38.2)%
Commercial Bank	200	143	255	39.9	(21.6)
Other (a)	(36)	(79)	(33)	54.4	(9.1)
Total	$219	$65	$311	236.9%	(29.6)%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent
N/M = Not Meaningful

Consumer Bank

Dollars in millions				Change 1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Summary of operations
Net interest income (TE)	$549	$558	$612	(1.6)%	(10.3)%
Noninterest income	224	228	228	(1.8)	(1.8)
Total revenue (TE)	773	786	840	(1.7)	(8.0)
Provision for credit losses	(2)	5	60	(140.0)	(103.3)
Noninterest expense	703	780	663	(9.9)	6.0
Income (loss) before income taxes (TE)	72	1	117	N/M	(38.5)
Allocated income taxes (benefit) and TE adjustments	17	—	28	N/M	(39.3)
Net income (loss) attributable to Key	$55	$1	$89	N/M	(38.2)%

Average balances
Loans and leases	$40,446	$41,381	$43,086	(2.3)%	(6.1)%
Total assets	43,239	44,178	45,935	(2.1)	(5.9)
Deposits	84,317	84,856	84,637	(.6)	(.4)

Assets under management at period end	$57,305	$54,859	$53,689	4.5%	6.7%

TE = Taxable Equivalent
N/M = Not Meaningful

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Additional Consumer Bank Data

Dollars in millions				Change 1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Noninterest income
Trust and investment services income	$109	$105	$101	3.8%	7.9%
Service charges on deposit accounts	33	37	38	(10.8)	(13.2)
Cards and payments income	56	62	61	(9.7)	(8.2)
Consumer mortgage income	14	11	11	27.3	27.3
Other noninterest income	12	13	17	(7.7)	(29.4)
Total noninterest income	$224	$228	$228	(1.8)%	(1.8)%

Average deposit balances
Money market deposits	$29,918	$29,752	$28,128	.6%	6.4%
Demand deposits	22,353	23,072	24,849	(3.1)	(10.0)
Savings deposits	4,987	5,241	7,025	(4.8)	(29.0)
Time deposits	11,809	10,265	4,351	15.0	171.4
Noninterest-bearing deposits	15,250	16,526	20,284	(7.7)	(24.8)
Total deposits	$84,317	$84,856	$84,637	(.6)%	(.4)%

Other data
Branches	957	959	971
Automated teller machines	1,214	1,217	1,263

Consumer Bank Summary of Operations (1Q24 vs. 1Q23)
•Key's Consumer Bank recorded net income attributable to Key of $55 million for the first quarter of 2024, compared to $89 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $63 million, or 10.3%, compared to the first quarter of 2023, reflective of a shift in funding mix from noninterest-bearing deposits to higher-cost deposits and borrowings, as well as Key’s balance sheet optimization efforts
•Average loans and leases decreased $2.6 billion, or 6.1%, from the first quarter of 2023, driven by broad-based declines across loan categories
•Average deposits decreased $320 million, or 0.4%, from the first quarter of 2023
•Provision for credit losses decreased $62 million compared to the first quarter of 2023, driven by planned balance sheet optimization efforts and an improving economic outlook, partly offset by higher net charge-offs
•Noninterest income decreased $4 million from the year-ago quarter, driven by declines in service charges on deposit accounts and cards and payments income
•Noninterest expense increased $40 million from the year-ago quarter, primarily reflective of the FDIC special assessment charge

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Commercial Bank

Dollars in millions				Change 1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Summary of operations
Net interest income (TE)	$391	$444	$478	(11.9)%	(18.2)%
Noninterest income	400	350	366	14.3	9.3
Total revenue (TE)	791	794	844	(.4)	(6.3)
Provision for credit losses	102	96	80	6.3	27.5
Noninterest expense	442	525	442	(15.8)	—
Income (loss) before income taxes (TE)	247	173	322	42.8	(23.3)
Allocated income taxes and TE adjustments	47	30	67	56.7	(29.9)
Net income (loss) attributable to Key	$200	$143	$255	39.9%	(21.6)%

Average balances
Loans and leases	$70,099	$72,088	$76,306	(2.8)%	(8.1)%
Loans held for sale	840	635	876	32.3	(4.1)
Total assets	79,456	81,393	85,852	(2.4)	(7.5)
Deposits	56,090	56,897	52,219	(1.4)%	7.4%

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 1Q24 vs.
	1Q24	4Q23	1Q23	4Q23	1Q23
Noninterest income
Trust and investment services income	$27	$27	$27	—%	—%
Investment banking and debt placement fees	170	135	145	25.9	17.2
Cards and payments income	19	19	20	—	(5.0)
Service charges on deposit accounts	29	27	27	7.4	7.4
Corporate services income	63	61	69	3.3	(8.7)
Commercial mortgage servicing fees	56	49	46	14.3	21.7
Operating lease income and other leasing gains	24	21	24	14.3	—
Other noninterest income	12	11	8	9.1	50.0
Total noninterest income	$400	$350	$366	14.3%	9.3%

Commercial Bank Summary of Operations (1Q24 vs. 1Q23)
•Key's Commercial Bank recorded net income attributable to Key of $200 million for the first quarter of 2024 compared to $255 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $87 million, or 18.2%, compared to the first quarter of 2023, primarily reflecting higher interest-bearing deposit costs and a shift in funding mix to higher-cost deposits, as well as Key’s balance sheet optimization efforts
•Average loan and lease balances decreased $6.2 billion, or 8.1%, compared to the first quarter of 2023, driven by a decline in commercial and industrial loans
•Average deposit balances increased $3.9 billion compared to the first quarter of 2023, driven by our focus on growing deposits across our commercial businesses
•Provision for credit losses increased $22 million compared to the first quarter of 2023, driven by a more stable economic outlook and the impact of balance sheet optimization efforts, partly offset by portfolio migration
•Noninterest income increased $34 million from the year-ago quarter, primarily driven by an increase in investment banking and debt placement fees and commercial mortgage servicing fees
•Noninterest expense remained unchanged compared to the first quarter of 2023

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $187 billion at March 31, 2024.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,200 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

CONTACTS:

ANALYSTS	MEDIA
Brian Mauney	Susan Donlan
216.689.0521	216.471.3133
Brian_Mauney@KeyBank.com	Susan_E_Donlan@KeyBank.com

Halle Nichols	Beth Strauss
216.689.5305	216.471.2787
Halle_A_Nichols@KeyBank.com	Beth_A_Strauss@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key's actual results to differ from those described in the forward-looking statements can be found in KeyCorp's Form 10-K for the year ended December 31, 2023 and in KeyCorp's subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on April 18, 2024. A replay of the call will be available on our website through April 18, 2025.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

KeyCorp
First Quarter 2024
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results
24	Selected Items Impact on Earnings

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable Equivalent
Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt municipal securities, and certain lease assets, on a common basis that facilitates comparison of results to results of peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	3/31/2024	12/31/2023	3/31/2023
Summary of operations
Net interest income (TE)	$886	$928	$1,106
Noninterest income	647	610	608
Total revenue (TE)	1,533	1,538	1,714
Provision for credit losses	101	102	139
Noninterest expense	1,143	1,372	1,176
Income (loss) from continuing operations attributable to Key	219	65	311
Income (loss) from discontinued operations, net of taxes	—	—	1
Net income (loss) attributable to Key	219	65	312

Income (loss) from continuing operations attributable to Key common shareholders	183	30	275
Income (loss) from discontinued operations, net of taxes	—	—	1
Net income (loss) attributable to Key common shareholders	183	30	276

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.20	$.03	$.30
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.20	.03	.30

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.20	.03	.30
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.20	.03	.30

Cash dividends declared	.205	.205	.205
Book value at period end	12.84	13.02	12.70
Tangible book value at period end	9.87	10.02	9.67
Market price at period end	15.81	14.40	12.52

Performance ratios
From continuing operations:
Return on average total assets	.47%	.14%	.66%
Return on average common equity	6.06	1.08	9.85
Return on average tangible common equity (b)	7.87	1.46	13.16
Net interest margin (TE)	2.02	2.07	2.47
Cash efficiency ratio (b)	74.0	88.6	68.0

From consolidated operations:
Return on average total assets	.47%	.14%	.66%
Return on average common equity	6.06	1.08	9.89
Return on average tangible common equity (b)	7.87	1.46	13.21
Net interest margin (TE)	2.02	2.07	2.47
Loan to deposit (c)	76.6	77.9	84.4

Capital ratios at period end
Key shareholders’ equity to assets	7.8%	7.8%	7.3%
Key common shareholders’ equity to assets	6.5	6.5	6.0
Tangible common equity to tangible assets (b)	5.0	5.1	4.6
Common Equity Tier 1 (d)	10.3	10.0	9.1
Tier 1 risk-based capital (d)	12.0	11.7	10.6
Total risk-based capital (d)	14.5	14.1	12.8
Leverage (d)	9.1	9.0	8.8

Asset quality — from continuing operations
Net loan charge-offs	$81	$76	$45
Net loan charge-offs to average loans	.29%	.26%	.15%
Allowance for loan and lease losses	$1,542	$1,508	$1,380
Allowance for credit losses	1,823	1,804	1,656
Allowance for loan and lease losses to period-end loans	1.40%	1.34%	1.15%
Allowance for credit losses to period-end loans	1.66	1.60	1.38
Allowance for loan and lease losses to nonperforming loans	234	263	332
Allowance for credit losses to nonperforming loans	277	314	398
Nonperforming loans at period-end	$658	$574	$416
Nonperforming assets at period-end	674	591	447
Nonperforming loans to period-end portfolio loans	.60%	.51%	.35%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.61	.52	.37

Trust assets
Assets under management	$57,305	$54,859	$53,689
Other data
Average full-time equivalent employees	16,752	17,129	18,220
Branches	957	959	971
Taxable-equivalent adjustment	$11	$7	$7

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)March 31, 2024, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	3/31/2024	12/31/2023	3/31/2023
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$14,547	$14,637	$14,322
Less: Intangible assets (a)	2,799	2,806	2,836
Preferred Stock (b)	2,446	2,446	2,446
Tangible common equity (non-GAAP)	$9,302	$9,385	$9,040
Total assets (GAAP)	$187,485	$188,281	$197,519
Less: Intangible assets (a)	2,799	2,806	2,836
Tangible assets (non-GAAP)	$184,686	$185,475	$194,683
Tangible common equity to tangible assets ratio (non-GAAP)	5.04%	5.06%	4.64%
Pre-provision net revenue
Net interest income (GAAP)	$875	$921	$1,099
Plus: Taxable-equivalent adjustment	11	7	7
Noninterest income	647	610	608
Less: Noninterest expense	1,143	1,372	1,176
Pre-provision net revenue from continuing operations (non-GAAP)	$390	$166	$538
Average tangible common equity
Average Key shareholders' equity (GAAP)	$14,649	$13,471	$13,817
Less: Intangible assets (average) (c)	2,802	2,811	2,841
Preferred stock (average)	2,500	2,500	2,500
Average tangible common equity (non-GAAP)	$9,347	$8,160	$8,476
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$183	$30	$275
Average tangible common equity (non-GAAP)	9,347	8,160	8,476

Return on average tangible common equity from continuing operations (non-GAAP)	7.87%	1.46%	13.16%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$183	$30	$276
Average tangible common equity (non-GAAP)	9,347	8,160	8,476

Return on average tangible common equity consolidated (non-GAAP)	7.87%	1.46%	13.21%

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended
	3/31/2024	12/31/2023	3/31/2023
Cash efficiency ratio
Noninterest expense (GAAP)	$1,143	$1,372	$1,176
Less: Intangible asset amortization	8	10	10
Adjusted noninterest expense (non-GAAP)	$1,135	$1,362	$1,166

Net interest income (GAAP)	$875	$921	$1,099
Plus: Taxable-equivalent adjustment	11	7	7
Net interest income TE (non-GAAP)	886	928	1,106
Noninterest income (GAAP)	647	610	608
Total taxable-equivalent revenue (non-GAAP)	$1,533	$1,538	$1,714

Cash efficiency ratio (non-GAAP)	74.0%	88.6%	68.0%

(a)For the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, intangible assets exclude $1 million, $1 million, and $1 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, average intangible assets exclude $1 million, $1 million, and $1 million, respectively, of average purchased credit card receivables.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Consolidated Balance Sheets
(Dollars in millions)

	3/31/2024	12/31/2023	3/31/2023
Assets
Loans	$109,885	$112,606	$119,971
Loans held for sale	228	483	1,211
Securities available for sale	37,298	37,185	39,498
Held-to-maturity securities	8,272	8,575	9,561
Trading account assets	1,171	1,142	1,118
Short-term investments	13,205	10,817	8,410
Other investments	1,247	1,244	1,587
Total earning assets	171,306	172,052	181,356
Allowance for loan and lease losses	(1,542)	(1,508)	(1,380)
Cash and due from banks	1,247	941	784
Premises and equipment	650	661	628
Goodwill	2,752	2,752	2,752
Other intangible assets	48	55	85
Corporate-owned life insurance	4,392	4,383	4,372
Accrued income and other assets	8,314	8,601	8,512
Discontinued assets	318	344	410
Total assets	$187,485	$188,281	$197,519

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	$114,593	$114,859	$106,841
Noninterest-bearing deposits	29,638	30,728	37,307
Total deposits	144,231	145,587	144,148
Federal funds purchased and securities sold under repurchase agreements	27	38	1,374
Bank notes and other short-term borrowings	2,896	3,053	10,061
Accrued expense and other liabilities	5,008	5,412	4,861
Long-term debt	20,776	19,554	22,753
Total liabilities	172,938	173,644	183,197

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	6,164	6,281	6,207
Retained earnings	15,662	15,672	15,700
Treasury stock, at cost	(5,722)	(5,844)	(5,868)
Accumulated other comprehensive income (loss)	(5,314)	(5,229)	(5,474)
Key shareholders’ equity	14,547	14,637	14,322
Total liabilities and equity	$187,485	$188,281	$197,519

Common shares outstanding (000)	942,776	936,564	935,229

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended
	3/31/2024	12/31/2023	3/31/2023
Interest income
Loans	$1,538	$1,574	$1,476
Loans held for sale	14	12	13
Securities available for sale	232	213	194
Held-to-maturity securities	75	78	74
Trading account assets	14	13	12
Short-term investments	142	138	42
Other investments	17	22	13
Total interest income	2,032	2,050	1,824
Interest expense
Deposits	782	754	350
Federal funds purchased and securities sold under repurchase agreements	1	—	22
Bank notes and other short-term borrowings	46	45	78
Long-term debt	328	330	275
Total interest expense	1,157	1,129	725
Net interest income	875	921	1,099
Provision for credit losses	101	102	139
Net interest income after provision for credit losses	774	819	960
Noninterest income
Trust and investment services income	136	132	128
Investment banking and debt placement fees	170	136	145
Cards and payments income	77	84	81
Service charges on deposit accounts	63	65	67
Corporate services income	69	67	76
Commercial mortgage servicing fees	56	48	46
Corporate-owned life insurance income	32	36	29
Consumer mortgage income	14	11	11
Operating lease income and other leasing gains	24	22	25
Other income	6	9	—
Total noninterest income	647	610	608
Noninterest expense
Personnel	674	674	701
Net occupancy	67	65	70
Computer processing	102	92	92
Business services and professional fees	41	44	45
Equipment	20	24	22
Operating lease expense	17	18	20
Marketing	19	31	21
Other expense	203	424	205
Total noninterest expense	1,143	1,372	1,176
Income (loss) from continuing operations before income taxes	278	57	392
Income taxes	59	(8)	81
Income (loss) from continuing operations	219	65	311
Income (loss) from discontinued operations, net of taxes	—	—	1
Net income (loss)	219	65	312
Net income (loss) attributable to Key	$219	$65	$312

Income (loss) from continuing operations attributable to Key common shareholders	$183	$30	$275
Net income (loss) attributable to Key common shareholders	183	30	276
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.20	$.03	$.30
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.20	.03	.30
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.20	$.03	$.30
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.20	.03	.30

Cash dividends declared per common share	$.205	$.205	$.205

Weighted-average common shares outstanding (000)	929,692	927,517	926,490
Effect of common share options and other stock awards	7,319	6,529	7,314
Weighted-average common shares and potential common shares outstanding (000) (b)	937,011	934,046	933,804
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	First Quarter 2024			Fourth Quarter 2023			First Quarter 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$55,220	$853	6.22%	$56,664	$870	6.09%	$60,281	$807	5.42%
Real estate — commercial mortgage	14,837	229	6.21	15,346	234	6.05	16,470	224	5.52
Real estate — construction	3,039	57	7.50	3,028	54	7.05	2,525	39	6.30
Commercial lease financing	3,346	27	3.23	3,568	30	3.34	3,783	27	2.87
Total commercial loans	76,442	1,166	6.14	78,606	1,188	6.00	83,059	1,097	5.35
Real estate — residential mortgage	20,814	171	3.29	21,113	174	3.30	21,436	172	3.21
Home equity loans	7,024	104	5.97	7,227	108	5.93	7,879	106	5.47
Other consumer loans	5,800	72	4.99	6,015	75	4.94	6,480	76	4.69
Credit cards	954	36	14.93	987	36	14.47	983	32	13.37
Total consumer loans	34,592	383	4.44	35,342	393	4.43	36,778	386	4.23
Total loans	111,034	1,549	5.61	113,948	1,581	5.51	119,837	1,483	5.01
Loans held for sale	888	14	6.15	695	12	6.85	907	13	5.86
Securities available for sale (b), (e)	37,089	232	2.17	35,576	213	1.99	39,172	194	1.72
Held-to-maturity securities (b)	8,423	75	3.57	8,714	78	3.56	8,931	74	3.32
Trading account assets	1,110	14	5.21	1,104	13	4.93	1,001	12	4.86
Short-term investments	10,243	142	5.59	9,571	138	5.72	3,532	42	4.80
Other investments (e)	1,236	17	5.39	1,297	22	6.91	1,309	13	4.01
Total earning assets	170,023	2,043	4.67	170,905	2,057	4.60	174,689	1,831	4.09
Allowance for loan and lease losses	(1,505)			(1,484)			(1,336)
Accrued income and other assets	17,350			17,471			17,498
Discontinued assets	329			351			419
Total assets	$186,197			$187,243			$191,270
Liabilities
Money market deposits	$37,659	$264	2.82%	$36,648	$251	2.72%	$33,853	$78.94%
Demand deposits	56,137	357	2.56	56,963	348	2.42	52,365	183	1.42
Savings deposits	5,253	1.07		5,492	1.05		7,346	1.03
Time deposits	14,430	160	4.45	14,326	154	4.26	10,498	88	3.39
Total interest-bearing deposits	113,479	782	2.77	113,429	754	2.63	104,062	350	1.36
Federal funds purchased and securities sold under repurchase agreements	106	1	4.03	56	—	2.29	2,087	22	4.34
Bank notes and other short-term borrowings	3,325	46	5.63	3,199	45	5.62	6,597	78	4.80
Long-term debt (f), (g)	19,537	328	6.72	19,921	330	6.64	20,141	275	5.47
Total interest-bearing liabilities	136,447	1,157	3.41	136,605	1,129	3.29	132,887	725	2.20
Noninterest-bearing deposits	29,399			31,647			39,343
Accrued expense and other liabilities	5,373			5,169			4,804
Discontinued liabilities (g)	329			351			419
Total liabilities	$171,548			$173,772			$177,453
Equity
Key shareholders’ equity	$14,649			$13,471			$13,817
Noncontrolling interests	—			—			—
Total equity	14,649			13,471			13,817
Total liabilities and equity	$186,197			$187,243			$191,270
Interest rate spread (TE)			1.26%			1.31%			1.89%
Net interest income (TE) and net interest margin (TE)		$886	2.02%		$928	2.07%		$1,106	2.47%
TE adjustment (b)		11			7			7
Net interest income, GAAP basis		$875			$921			$1,099
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $211 million, $210 million, and $178 million of assets from commercial credit cards for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively.
(e)Yield is calculated on the basis of amortized cost. The average amortized cost for securities available for sale was $42.7 billion, $42.6 billion, and $45.3 billion for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles.

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Noninterest Expense
(Dollars in millions)

	Three months ended
	3/31/2024	12/31/2023	3/31/2023
Personnel (a)	$674	$674	$701
Net occupancy	67	65	70
Computer processing	102	92	92
Business services and professional fees	41	44	45
Equipment	20	24	22
Operating lease expense	17	18	20
Marketing	19	31	21
Other expense	203	424	205
Total noninterest expense	$1,143	$1,372	$1,176
Average full-time equivalent employees (b)	16,752	17,129	18,220
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended
	3/31/2024	12/31/2023	3/31/2023
Salaries and contract labor	$389	$399	$419
Incentive and stock-based compensation	159	139	152
Employee benefits	126	97	99
Severance	—	39	31
Total personnel expense	$674	$674	$701

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Loan Composition
(Dollars in millions)

				Change 3/31/2024 vs.
	3/31/2024	12/31/2023	3/31/2023	12/31/2023	3/31/2023
Commercial and industrial (a)(b)	$54,793	$55,815	$60,565	(1.8)%	(9.5)%
Commercial real estate:
Commercial mortgage	14,540	15,187	16,348	(4.3)	(11.1)
Construction	3,013	3,066	2,590	(1.7)	16.3
Total commercial real estate loans	17,553	18,253	18,938	(3.8)	(7.3)
Commercial lease financing (b)	3,305	3,523	3,763	(6.2)	(12.2)
Total commercial loans	75,651	77,591	83,266	(2.5)	(9.1)
Residential — prime loans:
Real estate — residential mortgage	20,704	20,958	21,632	(1.2)	(4.3)
Home equity loans	6,905	7,139	7,706	(3.3)	(10.4)
Total residential — prime loans	27,609	28,097	29,338	(1.7)	(5.9)
Other consumer loans	5,690	5,916	6,398	(3.8)	(11.1)
Credit cards	935	1,002	969	(6.7)	(3.5)
Total consumer loans	34,234	35,015	36,705	(2.2)	(6.7)
Total loans (c), (d)	$109,885	$112,606	$119,971	(2.4)%	(8.4)%
(a)Loan balances include $214 million, $207 million, and $185 million of commercial credit card balances at March 31, 2024, December 31, 2023, and March 31, 2023, respectively.
(b)Commercial and industrial includes receivables held as collateral for a secured borrowing of $349 million at March 31, 2024, and no amounts held as collateral for a secured borrowing at December 31, 2023, and March 31, 2023. Commercial lease financing includes receivables held as collateral for a secured borrowing of $6 million, $7 million, and $6 million at March 31, 2024, December 31, 2023, and March 31, 2023, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $313 million at March 31, 2024, $339 million at December 31, 2023, and $407 million at March 31, 2023, related to the discontinued operations of the education lending business.
(d)Accrued interest of $508 million, $522 million, and $522 million at March 31, 2024, December 31, 2023, and March 31, 2023, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 3/31/2024 vs.
	3/31/2024	12/31/2023	3/31/2023	12/31/2023	3/31/2023
Commercial and industrial	$—	$50	$351	N/M	N/M
Real estate — commercial mortgage	155	382	815	(59.4)	(81.0)
Real estate — residential mortgage	73	51	45	43.1	62.2
Total loans held for sale	$228	$483	$1,211	(52.8)%	(81.2)%

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	1Q24	4Q23	3Q23	2Q23	1Q23
Balance at beginning of period	$483	$730	$1,130	$1,211	$963
New originations	1,738	1,879	3,035	1,798	1,779
Transfers from (to) held to maturity, net	(105)	(31)	(94)	(52)	(13)
Loan sales	(1,893)	(2,095)	(3,312)	(1,798)	(1,518)
Loan draws (payments), net	4	—	(29)	(28)	—
Valuation and other adjustments	1	—	—	(1)	—
Balance at end of period	$228	$483	$730	$1,130	$1,211

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended
	3/31/2024	12/31/2023	3/31/2023
Average loans outstanding	$111,034	$113,948	$119,837
Allowance for loan and lease losses at the beginning of the period	$1,508	$1,488	$1,337
Loans charged off:
Commercial and industrial	62	49	35

Real estate — commercial mortgage	5	24	5
Real estate — construction	—	—	—
Total commercial real estate loans	5	24	5
Commercial lease financing	—	—	(1)
Total commercial loans	67	73	39
Real estate — residential mortgage	1	—	—
Home equity loans	1	(2)	1
Other consumer loans	16	14	11
Credit cards	12	10	9
Total consumer loans	30	22	21
Total loans charged off	97	95	60
Recoveries:
Commercial and industrial	8	11	8

Real estate — commercial mortgage	—	1	—
Real estate — construction	—	1	—
Total commercial real estate loans	—	2	—
Commercial lease financing	2	1	1
Total commercial loans	10	14	9
Real estate — residential mortgage	2	1	1
Home equity loans	1	—	1
Other consumer loans	2	1	3
Credit cards	1	3	1
Total consumer loans	6	5	6
Total recoveries	16	19	15
Net loan charge-offs	(81)	(76)	(45)
Provision (credit) for loan and lease losses	115	96	88
Allowance for loan and lease losses at end of period	$1,542	$1,508	$1,380

Liability for credit losses on lending-related commitments at beginning of period	$296	$290	$225
Provision (credit) for losses on lending-related commitments	(14)	6	51
Other	(1)	—	—
Liability for credit losses on lending-related commitments at end of period (a)	$281	$296	$276

Total allowance for credit losses at end of period	$1,823	$1,804	$1,656

Net loan charge-offs to average total loans	.29%	.26%	.15%
Allowance for loan and lease losses to period-end loans	1.40	1.34	1.15
Allowance for credit losses to period-end loans	1.66	1.60	1.38
Allowance for loan and lease losses to nonperforming loans	234	263	332
Allowance for credit losses to nonperforming loans	277	314	398

Discontinued operations — education lending business:
Loans charged off	$1	$1	$1
Recoveries	—	—	—
Net loan charge-offs	$(1)	$(1)	$(1)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	1Q24	4Q23	3Q23	2Q23	1Q23
Net loan charge-offs	$81	$76	$71	$52	$45
Net loan charge-offs to average total loans	.29%	.26%	.24%	.17%	.15%
Allowance for loan and lease losses	$1,542	$1,508	$1,488	$1,480	$1,380
Allowance for credit losses (a)	1,823	1,804	1,778	1,771	1,656
Allowance for loan and lease losses to period-end loans	1.40%	1.34%	1.29%	1.24%	1.15%
Allowance for credit losses to period-end loans	1.66	1.60	1.54	1.49	1.38
Allowance for loan and lease losses to nonperforming loans	234	263	327	343	332
Allowance for credit losses to nonperforming loans	277	314	391	411	398
Nonperforming loans at period end	$658	$574	$455	$431	$416
Nonperforming assets at period end	674	591	471	462	447
Nonperforming loans to period-end portfolio loans	.60%	.51%	.39%	.36%	.35%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.61	.52	.41	.39	.37

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Commercial and industrial	$360	$297	$214	$188	$170

Real estate — commercial mortgage	113	100	63	65	59
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	113	100	63	65	59
Commercial lease financing	1	—	1	1	1
Total commercial loans	474	397	278	254	230
Real estate — residential mortgage	79	71	72	73	75
Home equity loans	95	97	97	97	104
Other Consumer loans	4	4	4	4	4
Credit cards	6	5	4	3	3
Total consumer loans	184	177	177	177	186
Total nonperforming loans (a)	658	574	455	431	416
OREO	16	17	16	15	13
Nonperforming loans held for sale	—	—	—	16	18
Other nonperforming assets	—	—	—	—	—
Total nonperforming assets	$674	$591	$471	$462	$447
Accruing loans past due 90 days or more	$119	$107	$52	$73	$55
Accruing loans past due 30 through 89 days	242	222	178	139	164
Nonperforming assets from discontinued operations — education lending business	2	3	2	2	3
Nonperforming loans to period-end portfolio loans	.60%	.51%	.39%	.36%	.35%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.61	.52	.41	.39	.37

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	1Q24	4Q23	3Q23	2Q23	1Q23
Balance at beginning of period	$574	$455	$431	$416	$387
Loans placed on nonaccrual status	243	297	159	169	143
Charge-offs	(97)	(95)	(87)	(76)	(60)
Loans sold	(5)	(9)	(4)	(23)	(2)
Payments	(35)	(56)	(25)	(20)	(31)
Transfers to OREO	(2)	(2)	(3)	(2)	(2)
Loans returned to accrual status	(20)	(16)	(16)	(33)	(19)
Balance at end of period	$658	$574	$455	$431	$416

KeyCorp Reports First Quarter 2024 Profit
April 18, 2024

Line of Business Results
(Dollars in millions)

						Change 1Q24 vs.
	1Q24	4Q23	3Q23	2Q23	1Q23	4Q23	1Q23
Consumer Bank
Summary of operations
Total revenue (TE)	$773	$786	$791	$803	$840	(1.7)%	(8.0)%
Provision for credit losses	(2)	5	14	32	60	(140.0)	(103.3)
Noninterest expense	703	780	677	663	663	(9.9)	6.0
Net income (loss) attributable to Key	55	1	76	82	89	N/M	(38.2)
Average loans and leases	40,446	41,381	42,250	42,934	43,086	(2.3)	(6.1)
Average deposits	84,317	84,856	83,864	82,498	84,637	(.6)	(.4)
Net loan charge-offs	44	40	36	32	24	10.0	83.3
Net loan charge-offs to average total loans	.44%	.38%	.34%	.30%	.23%	15.8	91.3
Nonperforming assets at period end	$196	$190	$190	$193	$196	3.2	—
Return on average allocated equity	6.18%	0.11%	8.48%	9.04%	9.87%	N/M	(37.4)

Commercial Bank
Summary of operations
Total revenue (TE)	$791	$794	$790	$805	$844	(.4)%	(6.3)%
Provision for credit losses	102	96	68	134	80	6.3	27.5
Noninterest expense	442	525	431	405	442	(15.8)	—
Net income (loss) attributable to Key	200	143	226	214	255	39.9	(21.6)
Average loans and leases	70,099	72,088	74,951	77,277	76,306	(2.8)	(8.1)
Average loans held for sale	840	635	1,268	1,014	876	32.3	(4.1)
Average deposits	56,090	56,897	54,896	51,420	52,219	(1.4)	7.4
Net loan charge-offs	37	35	35	20	21	5.7	76.2
Net loan charge-offs to average total loans	.21%	.19%	.19%	.10%	.11%	10.5	90.9
Nonperforming assets at period end	$479	$401	$281	$269	$251	19.5	90.8
Return on average allocated equity	8.02%	5.64%	8.64%	8.17%	10.04%	42.2	(20.1)
TE = Taxable Equivalent; N/M = Not Meaningful

Selected Items Impact on Earnings(a)
(Dollars in millions, except per share amounts)
	Pretax(b)	After-tax at marginal rate(b)
Quarter to date results	Amount	Net Income	EPS(c)
Three months ended March 31, 2024
FDIC special assessment (other expense)(d)	$(29)	$(22)	$(0.02)
Three months ended December 31, 2023
Efficiency related expenses(e)	(67)	(51)	(0.05)
Pension settlement (other expense)	(18)	(14)	(0.02)
FDIC special assessment (other expense)(d)	(190)	(144)	(0.15)
Total selected items	(275)	(209)	(0.22)
Three months ended March 31, 2023
Efficiency related expenses(f)	(64)	(49)	(0.05)

(a)Includes items impacting results or trends during the period but are not considered non-GAAP adjustments.
(b)Favorable (unfavorable) impact.
(c)Impact to EPS reflected on a fully diluted basis.
(d)In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC’s deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. In late February 2024, the FDIC provided updated estimates on the uninsured deposit losses and recoverable assets related to the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the additional expense related to the revised special assessment during the first quarter of 2024.
(e)Efficiency related expenses for the three months ended December 31, 2023, consist primarily of $39 million of severance recorded in personnel expense and $24 million of corporate real estate related rationalization and other contract termination or renegotiation costs recorded in other expense.
(f)Efficiency related expenses for the three months ended March 31, 2023, consist primarily of $31 million of severance recorded in personnel expense and $28 million of corporate real estate related rationalization and other contract termination or renegotiation costs recorded in other expense.